UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 4, 2011

iPayment, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-50280
(Commission File Number)
62-1847043
(IRS Employer Identification Number)
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(Address and zip code of principal executive offices)
(615) 665-1858
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2011, iPayment, Inc. (the “Company”) entered into an employment agreement with its Chief Financial Officer, Mark C. Monaco. Mr. Monaco has been acting as the Company’s Chief Financial Officer since October 15, 2010.
Mr. Monaco’s employment agreement provides for an initial employment period of three years, with automatic successive one-year extensions unless terminated by either party. As provided in the employment agreement, Mr. Monaco will receive (i) a minimum base salary of $600,000 per year; (ii) the potential to earn an annual bonus equal to 100% of his then-current base salary based on his achievements and certain corporate performance goals that may be established by the Board of Directors of the Company from time to time; (iii) the grant of equity awards if and when iPayment Investors, L.P. adopts an equity compensation program; (iv) reimbursement of up to $21,000 for professional fees incurred in connection with the negotiation of the employment agreement and (v) other benefits, such as participation in the Company’s employee benefit plans, policies, programs and arrangements, as well as reimbursement of certain business and entertainment expenses and indemnification on the same basis as other executives of the Company.
The employment agreement further provides that, if Mr. Monaco’s employment with the Company is terminated due to death, mutual agreement, “cause,” “disability” or otherwise without “good reason,” as those terms are defined in the employment agreement, Mr. Monaco will be entitled to receive (i) any accrued and unpaid base salary as of the termination date; (ii) all accrued and unpaid benefits under any benefit plans, policies, programs or arrangements; and (iii) any unpaid reasonable and necessary business expenses incurred by him in connection with his employment on behalf of the Company on or prior to the termination date (the “Accrued Compensation”). If Mr. Monaco’s employment with the Company is terminated without “cause” or “disability” or with “good reason,” as those terms are defined in the employment agreement, Mr. Monaco will be entitled to receive (i) the Accrued Compensation; (ii) severance payments equaling two times the highest base salary amount during his employment term, payable in 24 monthly installments following the date his employment is terminated and (iii) a number of monthly installments of cash equal to the monthly cost of COBRA continuation coverage, payable at the end of each month following the date his employment is terminated so long as he has not become actually covered by the medical plan of a subsequent employer during such month, up to a maximum of 18 monthly installments. To receive these severance and post-termination benefits, Mr. Monaco is required to execute a general release of claims in form and manner reasonably satisfactory to the Company.
Mr. Monaco’s employment agreement also contains restrictive covenants which generally prohibit Mr. Monaco from (a) disclosing the Company’s trade secrets and confidential information, (b) making disparaging statements about the Company and (c) during his employment term and for the 18-month period following termination of employment (1) soliciting on behalf of a competing business the Company’s customers, (2) soliciting the Company’s employees or (3) participating in any competing business.
The foregoing description is a summary only and is qualified in its entirety by the full text of Mr. Monaco’s employment agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement, dated as of March 4, 2011, between iPayment, Inc. and Mark C. Monaco.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.
By:	/s/ Afshin M. Yazdian
	Name:	Afshin M. Yazdian
	Title:	Executive Vice President & General Counsel

Dated: March 8, 2011

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated as of March 4, 2011, between iPayment, Inc. and Mark C. Monaco.